                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF CONVERIUM HOLDING AG

                                                        STATE OR JURISDICTION OF
COMPANY NAME                                                 INCORPORATION
------------                                            ------------------------
Converium Finance S.A.                                        Luxembourg

Converium AG                                                  Switzerland

Converium Holdings (North America) Inc.                        Delaware

Converium Reinsurance (North America) Inc.                    Connecticut

Converium Insurance (North America) Inc.                      New Jersey

Converium Ruckversicherung (Deutschland) AG                    Germany

HVAG Hamburger Versicherungs-Aktiengesellschaft                Germany





                          SUBSIDIARIES OF CONVERIUM AG


                                                        STATE OR JURISDICTION OF
COMPANY NAME                                                 INCORPORATION
------------                                            ------------------------

Converium Holdings (North America) Inc.                       Delaware

Converium Reinsurance (North America) Inc.                   Connecticut

Converium Reinsurance (North America) Inc.                    New Jersey

Converium Ruckversicherung (Deutschland) AG                   Germany

HVAG Hamburger Versicherungs-Aktiengesellschaft               Germany


                     SUBSIDIARIES OF CONVERIUM FINANCE S.A.

                                      None